UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 16, 1997



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

         On December 16, 1997, Farm Family Holdings, Inc. issued a press release announcing that a committee of its independent directors and a committee representing the shareholders of Farm Family Life Insurance Company have negotiated the proposed exercise price, and a revision of the form of consideration to be paid, under the Option Purchase Agreement pursuant to which Farm Family Holdings, Inc. has an option to acquire Farm Family Life Insurance Company.

Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FARM FAMILY HOLDINGS, INC.
                                              (Registrant)




   December 16, 1997                       /s/ Philip P. Weber
-----------------------   ------------------------------------------------------
        (Date)                               Philip P. Weber
                                            President and CEO

Exhibit 99

                                                                    News Release





FOR IMMEDIATE RELEASE

CONTACT:      Timothy A. Walsh
              Executive Vice President -  Finance & Treasurer
              (518) 431-5410

Glenmont, NY - December 16, 1997 -- Farm Family Holdings, Inc. ("Farm Family") announced today that a committee of its independent directors and a committee representing the shareholders of Farm Family Life Insurance Company (the "Life Company") have negotiated the proposed exercise price, and a revision of the form of consideration to be paid, under the Option Purchase Agreement pursuant to which Farm Family has an option to acquire the Life Company. Under the proposed new terms, Farm Family would pay an exercise price of $37.5 million to acquire the Life Company, of which $5.5 million would be paid in cash and the balance in shares of the common stock of Farm Family. These terms are subject to the approval of the shareholders of the Life Company and the Board of Directors of Farm Family.

Philip P. Weber, President & CEO, said "We are pleased to be moving forward on the potential acquisition of the Life Company. Under the proposed terms and based on our current stock price and earnings expectations, we expect the acquisition to be slightly accretive to earnings in 1998."

The Life Company was established in 1953 by certain Farm Bureaus(R) to provide life insurance products for Farm Bureau members principally in the Northeast. The Life Company principally sells term, traditional whole life and universal life products, in addition to single and flexible premium deferred annuities, single premium immediate annuities and disability income insurance products and operates in the same ten states as and through a common distribution system with Farm Family Casualty Insurance Company, the wholly owned subsidiary of Farm Family.

Farm Family has not made a final determination as to whether it will exercise its option to acquire the Life Company. Farm Family's decision to exercise the option will depend on, among other things, whether the shareholders of the Life Company approve the proposed new terms of the Option Purchase Agreement. There can be no assurance that Farm Family will exercise the option.



                                  *** MORE ***

Farm Family Holdings, Inc. is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses and residents and businesses of rural and suburban communities.

Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this news release include, but are not limited to, statements with respect to the exercise price of Farm Family's option to acquire the Life Company and the form of the consideration in which such exercise price would be paid, the earnings expectations of Farm Family and the Life Company, the impact of the acquisition of the Life Company on the earnings of Farm Family, and any decision by Farm Family to exercise its option to acquire the Life Company. The forward-looking statements in this news release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside Farm Family's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, factors related to the approval of the proposed new terms of the Option Purchase Agreement by the Life Company's shareholders and by Farm Family's Board of Directors, the results of operations of Farm Family and the Life Company, fluctuations in the market value of shares of Farm Family's common stock, the exercise by Farm Family of its option to acquire the Life Company, the satisfaction of the closing conditions set forth in the Option Purchase Agreement (which conditions include but are not limited to, the receipt of all required governmental approvals), and the other risks disclosed in Farm Family's filings with the Securities and Exchange Commission, specifically the Form 10-K filed for the fiscal year ended December 31, 1996 and the Prospectus dated July 22, 1996.


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